UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2005 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01	Regulation FD Disclosure.

An electronic copy of portions the text of Nu Skin Enterprises' 2004 Annual Report as attached hereto as Exhibit 99.1 is not filed, but is furnished pursuant to Regulation FD. The Annual Report was first mailed out on or about April 8, 2005. A complete copy of the Annual Report can be obtained on our website, www.nuskinenterprises.com or by contacting our Investor Relations Department, telephone: 801-345-6100, e-mail: spond@nuskin.com, address: 75 West Center Street, Provo, UT 84601.

In the Annual Report furnished herewith in Exhibit 99.1, we provide an earnings per share growth measure for the fiscal year ended December 31, 2004 that excludes certain one-time charges that were incurred in the third quarter of 2003. This measure adjusts GAAP earnings per share to remove the impact of these charges that are unusual in nature and unlikely to impact results of operations going forward. Management believes this non-GAAP financial measure assists management and investors in evaluating, and comparing from period to period, results from ongoing operations in a more meaningful and consistent manner while also highlighting more meaningful trends in the results of operations. A reconciliation of earnings per share growth, excluding the one-time charges, to earnings per share growth on a GAAP basis, is provided in the Annual Report furnished herewith.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Portions of the text of Nu Skin Enterprises, Inc. 2004 Annual Report to Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch N. Wood Ritch N. Wood Chief Financial Officer

Date: April 8, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Portions of the text of Nu Skin Enterprises, Inc. 2004 Annual Report to Shareholders.